Exhibit 99.1

FORWARD INDUSTRIES ANNOUNCES APPOINTMENT OF INTERIM CEO MICHAEL LUETKEMEYER AND CHAIRMAN TERENCE BERNARD WISE

WEST PALM BEACH, Fla. – January 21, 2015 – Forward Industries, Inc. (NASDAQ: FORD) today announced a leadership transition under which, effective January 15, 2015, Robert Garrett, Jr. voluntarily resigned as Chief Executive Officer. Current director Michael Luetkemeyer will serve as the Company’s interim CEO, effective immediately. In addition, the Board of Directors has also determined to elect Terence Bernard Wise as Chairman of the Company.

Commenting on his appointment, Mr. Luetkemeyer said, “I greatly appreciate the confidence the Board has placed in me during this pivotal time for the Company. I am delighted to be able to take up the reins at Forward and oversee its ongoing transformation as we work to unlock its full potential. Forward has an incredibly strong foundation that reflects the quality of its products and the dedication of its employees. I look forward to working to continue providing our customers with the excellence they have come to expect from us.”

Mr. Luetkemeyer, has extensive executive experience in the medical device industry, Forward’s largest market, having served as the Chief Financial Officer of TranS1, Inc., a NASDAQ-listed medical device company from April 2007 through March 2010. Prior to his appointment to interim Chief Executive Officer at Forward, he worked as an independent consultant in the areas of strategic planning, financial management and infrastructure development. Prior to serving as CFO of TranS1, Mr. Luetkemeyer served as Senior Vice President and Chief Financial Officer of Micromuse, Inc., a NASDAQ-listed provider of network management software, from October 2001 to May 2006. He also served as a member of Micromuse’s board of directors from January 2003 through February 2005, and as its interim CEO during 2003.  Prior to Micromuse, Mr. Luetkemeyer also served as Chief Financial Officer at NASDAQ-listed companies Rawlings Sporting Goods and Electronic Retailing Systems. Mr. Luetkemeyer has held a variety of senior finance positions throughout his career, including more than 10 years with General Electric, where he served with GE Aerospace, GE Semiconductor, and GE Plastics.

Speaking on behalf of the Board, Mr. Luetkemeyer added, “The newly constituted Board is prepared and excited to immediately begin working to put Forward back on track for long-term value creation for all shareholders. To that end, we are proud to announce that Terence Bernard Wise will serve as Forward’s Chairman. Mr. Wise’s perseverance throughout a hard-fought proxy contest is a testament to his commitment to Forward and its shareholders. We are certain he will provide the strong and confident leadership Forward needs as we work towards a shared goal of excellence for Forward.”

Mr. Wise commented, “Over the course of the past year, I have been immensely grateful for the support of the Forward community and its shareholders in our efforts to reclaim our company. I am honored to now be entrusted with the opportunity to lead Forward and work to enhance value for all of Forward’s stakeholders, including its shareholders, employees, and customers. On behalf of the Board, we all look forward to commencing our hard work inside the boardroom.”

About Forward Industries, Inc.
Incorporated in 1962, and headquartered in West Palm Beach, Fla., Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward Industries’ products can be viewed online at www.forwardindustries.com.

Forward-Looking Statements
In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. The Company has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2014 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.